2AP Putnam Growth Opportunities Fund
1/31/06 Semiannual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended January 31, 2006, Putnam Management has assumed $8,664 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 (000s omitted)

Class A	3,602
Class B	207
Class C	21

72DD2 (000s omitted)

Class M	38
Class R	1
Class Y	90

73A1

Class A	0.117
Class B	0.007
Class C	0.008


73A2

Class M	0.041
Class R	0.118
Class Y	0.155


74U1 (000s omitted)

Class A	29,464
Class B	27,727
Class C	2,464

74U2 (000s omitted)

Class M	882
Class R	5
Class Y	578

74V1

Class A	13.65
Class B	12.92
Class C	13.08

74V2

Class M	13.14
Class R	13.55
Class Y	13.87


8B	Additional Information About Errors and Omissions Policy

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.